Exhibit 99.1

GeoTraq Announces Management Transition

LAS VEGAS --- January 18, 2019 --- GeoTraq Inc., a subsidiary of Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI), announced today that it is transitioning senior leadership as it makes final preparations and expects to enter the wireless Internet of Things marketplace later this year.

On January 16, 2019, the GeoTraq Board of Directors terminated the employment of former Chief Executive Officer Gregg Sullivan and appointed 30-year wireless industry veteran and IoT insider Pierre Parent as General Manager of GeoTraq. Mr. Parent previously served as GeoTraq’s Interim Chief Technology Officer. In his new role as GeoTraq’s General Manager, Mr. Parent will guide the company from its product development phase into full manufacturing production and sales market entry.

“We have challenged many of the industry assumptions that currently confine and restrict the adoption of Low Power Wide Area radio technologies in the Internet of Things” Parent said. “We have sifted through both legacy and emerging wireless technologies and tested them against the inhibitors that we believe are limiting IoT market growth. Our assessment revealed a winning set of product attributes that we believe will drive mass market adoption for LPWA wireless connectivity and we are currently designing and building the ecosystem to move our solution into the marketplace.”

GeoTraq offers low cost, long battery life, small form factor, fully integrated modules that require no soldering to boards.  Attach an antenna, battery, and sensor, if applicable, and activate the device in under 5 minutes.

“Our pre-sales activities have demonstrated and we believe that there is a pent-up demand for simpler IoT solutions,” Parent continued. “GeoTraq is listening to the market and producing LPGA wireless connectivity modules that are simple to deploy, simple to manage, and solve real-world business problems. Billions of problems! We are excited to be changing the IoT game in pursuit of its true market potential.”

Mr. Parent has spent more than 30 years in wireless industry, including a variety of positions from startups to some of the nation’s largest wireless carriers. He brings a broad range of business development, technology, and operational experience that will be crucial to GeoTraq in the next phase of its business lifecycle.

To learn more about this technology and how it can power IoT solutions, go to www.geotraq.com.

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Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements, and includes statements relating to the timing of GeoTraq’s entrance into the Internet of Things market, the mass market adoption of LPWA wireless connectivity, and GeoTraq’s belief regarding the demand for simpler IoT solutions. Appliance Recycling Centers of America, Inc. (“ARCA”) may also make written or oral forward-looking statements in ARCA’s periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by ARCA. ARCA cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in ARCA’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 (available at http://www.sec.gov). ARCA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

About GeoTraq

GeoTraq is a cellular IoT module manufacturer and network operator that is committed to creating real ROI’s for customers through simple cellular IoT modules that are quick to deploy, easy to maintain, and provide the right data, at the right time.  Intelligently designed integrated modules, that provide “service in a module”, customers get form factors smaller than a penny, cellular power saving mode, and non-IP Data delivery over Tier-1 cellular connectivity across 193 countries, delivering ubiquitous global coverage.  Leveraging existing network infrastructure, and understanding the basic needs of IoT communications, GeoTraq has created a low-power, long-range, cost-competitive communications solution. Visit GeoTraq online at www.GeoTraq.com.

About ARCA

ARCA and subsidiaries are in the business of recycling major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. In addition, through GeoTraq, ARCA is engaged in the development, design and ultimately, ARCA expects, the sale of cellular transceiver modules, also known as Cell-ID modules.

GeoTraq contact:

Tiffani Neilson (USA), +1.702.757.4080; tneilson@geotraq.com

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